Exhibit 10.3

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of July 2, 2019 by and among EIG Management Company, LLC, a Delaware limited partnership, and FS/EIG Advisor, LLC, a Delaware limited liability company (together with EIG Management Company, LLC, “EIG”), the purchasers listed on Schedule 1 hereto (collectively, the “Purchasers”) and the Members (as defined in the LLC Agreement (as defined below)) of NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), listed on Schedule 2 hereto (the “Voting Members”).  EIG, the Purchasers and the Voting Members are herein referred to as the “Parties.”  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in that certain Class D Preferred Unit and Warrant Purchase Agreement, dated as the date hereof (the “Purchase Agreement”), by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and the Purchasers.

RECITALS

WHEREAS, pursuant to the terms of the Purchase Agreement, the Partnership has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Partnership, on the terms and subject to the conditions set forth therein, Class D Preferred Units (the “Preferred Units”) and warrants that will be exercisable for Common Units representing limited partner interests in the Partnership (the “Warrants”);

WHEREAS, concurrently with the execution of this Agreement and the Purchase Agreement (and the Closing of the transactions contemplated thereby), the Partnership, the General Partner, the Purchasers and EIG entered into that certain Board Representation Rights Agreement attached hereto as Exhibit A (the “Board Rights Agreement”), pursuant to which, the Partnership and the General Partner (together, the “NGL Entities”) agreed to provide EIG, on the terms and subject to the conditions set forth therein, certain representation rights and obligations in respect of the board of directors of the General Partner (the “Board”);

WHEREAS, the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership, the General Partner and the Members;

WHEREAS, the Purchasers and EIG will receive valuable consideration as a result of the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement;

WHEREAS, to provide the Purchasers and EIG with the approval of the Members required pursuant to the LLC Agreement (as defined below) for EIG to exercise its representation rights and obligations in respect of the Board as set forth in the Board Rights Agreement, the Voting Members desire to enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Voting Members shall vote, or cause to be voted, their Membership Interests (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner (as so amended and as it may be further amended from time to time, the “LLC Agreement”)) in favor of EIG’s designee(s) to the Board in accordance with the terms of the Board Rights Agreement and this Agreement; and

WHEREAS, concurrently with the execution of this Agreement and the Purchase Agreement (and the Closing of the transactions contemplated thereby), the General Partner shall execute and deliver the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership (as so amended and as it may be further amended from time to time, the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

AGREEMENT

1.                                      Voting Provisions Regarding EIG Designated Director.

(a)           Each Voting Member shall vote, or cause to be voted, all Membership Interests owned by such Voting Member, or over which such Voting Member has voting control, from time to time and at all times during the Designation Period (as defined in the Board Rights Agreement), in favor of the appointment of the EIG Designated Director (as defined in the Board Rights Agreement) in accordance with, and subject to, the terms of the Board Rights Agreement.

(b)           Each of the Voting Members hereby appoints the Chief Executive Officer of the Partnership as his, her or its proxy and attorney in fact, with full power of substitution, to represent and to vote all Membership Interests owned or held by such Voting Member, or over which such Voting Member has voting power, subject to the provisions of this Agreement, with respect to all matters set forth herein, including, without limitation, election of the EIG Designated Director to the Board, if (and only if) such Voting Member (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with, the terms of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the General Partner and the Parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3.4 hereof. Each Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Membership Interests owned or held by such party and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3.4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Membership Interest owned or held by such party, deposit any of such Membership Interest into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Membership Interest, in each case, with respect to any of the matters set forth herein.

2.                                      Additional Representations and Covenants.

2.1          No Revocation.  The voting agreements contained herein are coupled with an interest and may not be revoked during the Designation Period.

2.2          Amendments to GP LLC Agreement.  During the Designation Period, the Voting Members shall not vote their Membership Interests, or any other Membership Interests over which such Voting Member has voting control, (a) in favor of (i) any amendment or change

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to the GP LLC Agreement or the Certificate of Formation of the General Partner that adversely impacts the rights of EIG under this Agreement or the Board Rights Agreement or (ii) removal of a EIG Designated Director except as directed by EIG or otherwise expressly contemplated by the Board Rights Agreement or (b) otherwise in a manner inconsistent with the rights of EIG and the Purchasers under the terms of this Agreement or the Board Rights Agreement, including filling any vacancy on the Board intended to be filled by a EIG Designated Director with any Person other than a EIG Designated Director.  In addition, the Voting Members will use reasonable best efforts to cause the approval as promptly as possible, of an amendment to the GP LLC Agreement in the form attached hereto as Exhibit A (the “GP LLC Agreement Amendment”).

2.3          Specific Enforcement.  Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

2.4          Application to Transferees.  Each of the Voting Members may, at any time and form time to time, transfer or assign all or any portion of its Membership Interest, subject to the transfer restrictions set forth in the GP LLC Agreement; provided, however, that, during the Designation Period, a Voting Member shall not transfer or assign all or any portion of its Membership Interest unless and until the prospective transferee executes and delivers to the General Partner a joinder agreement confirming its agreement to be bound by all of the terms and conditions of this Agreement and such joinder agreement provides for the approval of the GP LLC Agreement Amendment by such transferee, which approval shall be effective upon the consummation of such transfer.

2.5          Independent Counsel.  Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

3.                                      Miscellaneous.

3.1          Entire Agreement.  This Agreement and the Board Rights Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof existing between the Parties hereto.

3.2          Successors and Assigns; Third Party Beneficiaries.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit

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of and be binding upon the respective successors, assigns and legal representatives of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors, assigns and legal representatives any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3          Amendments and Waivers.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.  Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

3.4          Term.  This Agreement shall terminate and have no further force or effect as of the earlier of (a) the end of the Designation Period or (b) the approval of the GP LLC Agreement Amendment in accordance with the terms and conditions of the LLC Agreement.

3.5          Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the Party to be notified at such Party’s address or fax number as set forth in the Purchase Agreement or the Schedules hereto, or as subsequently modified by written notice.

3.6          Severability.  If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (b) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.7          Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.  Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby

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irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

3.8          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.9          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.10        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11        No Liability for Election of Recommended Directors.  Neither EIG, the Purchasers, the General Partner or the Voting Members, nor any officer, director, manager, equity holder, partner, member, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of any EIG Designated Director to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting in favor such EIG Designated Director pursuant to this Agreement.  Furthermore no fiduciary duty, duty of care, duty of loyalty or other heightened duty shall be created or imposed upon any Party to any other Party, the Partnership or any other Member of the General Partner, by reason of this Agreement or any right or obligation hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

EIG MANAGEMENT COMPANY, LLC
FS/EIG ADVISOR, LLC
on their own behalf and on behalf of the Purchasers

EIG Management Company, LLC

By:	/s/ Brian P. Boland
Name:	Brian P.Boland
Title:	Managing Director

By:	/s/ Kathleen P. Turner
Name:	Kathleen P. Turner
Title:	Associate Counsel

FS/EIG Advisor, LLC

By:	/s/ Brian P. Boland
Name:	Brian P. Boland
Title:	Authorized Person

By:	/s/ Kathleen P. Turner
Name:	Kathleen P. Turner
Title:	Authorized Person

Signature Page to Voting Agreement

VOTING MEMBERS:

KRIMBILL CAPITAL GROUP, LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Manager

KRIMGP2010, LLC

By:	/s/ H. Michael Krimbill
Name:	H. Michael Krimbill
Title:	Manager

COADY ENTERPRISES, LLC

By:	/s/ Shawn Coady
Name:	Shawn Coady
Title:	Member

ATKINSON INVESTORS, LLC

By:	/s/ Bradley K. Atkinson
Name:	Bradley K. Atkinson
Title:	President

THORNDIKE, LLC

By:	/s/ Todd Coady
Name:	Todd Coady
Title:	Member

INFRASTRUCTURE CAPITAL

By:	/s/ Jay D. Hatfield
Name:	Jay D. Hatfield
Title:	Managing Member

Signature Page to Voting Agreement

VOTING MEMBERS:

By:	/s/ Brian Pauling
Name:	Brian Pauling

By:	/s/ Stephen Tuttle
Name:	Stephen Tuttle

Signature Page to Voting Agreement

SCHEDULE 1

PURCHASERS

Name	Address for Notice
EIG Neptune Equity Aggregator, L.P.	c/o EIG Management Company, LLC
1700 Pennsylvania Avenue NW, Suite 800
Washington, DC 20006
	Attn:	Brian Boland
Nicholas Williams

FS Energy and Power Fund	c/o EIG Management Company, LLC
1700 Pennsylvania Avenue NW, Suite 800
Washington, DC 20006
	Attn:	Eric Long
Andrew P. Jamison

VOTING MEMBERS

Name	Address for Notice
Krimbill Capital Group, LLC	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
KRIMGP2010, LLC	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Coady Enterprises, LLC	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Atkinson Investors, LLC	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Thorndike, LLC	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Infrastructure Capital	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Brian Pauling	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136
Stephen Tuttle	6120 South Yale Avenue Suite 805 Tulsa, Oklahoma 74136

EXHIBIT A

FORM OF GP LLC AGREEMENT AMENDMENT

(See attached.)

AMENDMENT NO. 4
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NGL ENERGY HOLDINGS LLC

This Amendment No. 4 (the “Amendment”), dated as of [  ], 2019, to the Third Amended and Restated Limited Liability Company Agreement (the “Agreement”) of NGL Energy Holdings LLC (the “Company”), as amended, dated as of February 25, 2013, is entered into by the Members of the Company pursuant to Section 16.02(a) of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Agreement.

WHEREAS, on July 2, 2019, the Company, NGL Energy Partners LP (the “Partnership”), EIG Management Company, LLC, a Delaware limited liability company (“EIG Management”), and FS/EIG Advisor, LLC, a Delaware limited liability company (“FS” which, together with EIG Management are referred to herein, collectively, as “EIG”), have entered into that certain Board Representation Rights Agreement, dated as of the date hereof (the “Board Representation Rights Agreement”);

WHEREAS, following consummation of the transactions contemplated by that certain Class D Preferred Unit and Warrant Purchase Agreement, dated July 2, 2019 (the “Class D Preferred Unit Purchase Agreement”), by and between the Partnership and the purchasers named on the signature pages thereto (collectively, the “EIG Purchasers”), the EIG Purchasers will own an aggregate of 400,000 Class D Preferred Units (as defined herein) and 2019 Warrants (as defined herein) exercisable for an aggregate of 17,000,000 common units representing limited partner interests in the Partnership;

WHEREAS, it is a condition to the EIG Purchasers’ willingness to purchase the Class D Preferred Units and 2019 Warrants from the Partnership, that EIG, on its own behalf and on behalf of the EIG Purchasers, have the right to appoint up to one (1) member of the Board of Directors of the Company (the “Board”) as more fully described herein and in the Board Representation Rights Agreement;

WHEREAS, pursuant to Section 16.02(a) of the Agreement, the Members owning (in the aggregate) 80% or more of the outstanding Units may amend the Agreement, subject to certain limitations set forth in Section 16.02(a) of the Agreement; and

WHEREAS, the Members of the Company owning (in the aggregate) 80% or more of the outstanding Units previously approved the Amendment by written consent and authorized the officers of the Company to enter into and adopt this Amendment on behalf of the Members.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

Section 1.01          Amendment of Agreement. The Agreement is hereby amended as follows:

(a)           The definition of Designating Member shall be deleted in its entirety and replaced with the following:

“Designating Member” means each of (1) the Coady Group (acting together in their capacities as Members), (2) the IEP Group (acting together in their capacities as Members), (3) EMG I, (4) EMG II, (5) EIG and (6) any Transferee of the right to designate a Representative pursuant to Section 4.01(b), in each case only for so long as such Designating Member continues to hold a Requisite Ownership Threshold.

(b)           The definition of Requisite Ownership Threshold shall be deleted in its entirety and replaced with the following:

“Requisite Ownership Threshold” means, (a) with respect to the Coady Group (acting together in their capacities as Members) and the IEP Group (acting together in their capacities as Members), an aggregate number of Units held by such Member and its Affiliates which equal an Ownership Percentage of not less than 10%, (b) with respect to EMG I, an aggregate number of Units held by it and its Affiliates which equal an Ownership Percentage of not less than 5.0%, (c) with respect to EMG II, an aggregate number of Units held by it and its Affiliates which equal an Ownership Percentage of not less than 5.364%, (d) with respect to Frank Mapel, direct or indirect ownership of an aggregate number of Partnership Units of not less than 100,000 (subject to adjustment for unit split, reverse split and similar transaction); provided, that the number of Partnership Units “indirectly” owned by Mr. Mapel through his ownership in an entity that owns Partnership Units shall be determined by multiplying the number of Partnership Units owned by such entity by the percentage of Mr. Mapel’s ownership of such entity and (e) with respect to EIG, ownership by the EIG Group, in the aggregate, of either at least (i) (A) 50% of the Class D Preferred Units issued pursuant to the Class D Preferred Unit Purchase Agreement or (B) 50% of the aggregate liquidation preference of any class or series of Class D Parity Securities, or (ii) 2019 Warrants, Warrant Exercise Units and/or Partnership Units that, in the aggregate, comprise 10% or more of the then-outstanding Partnership Units (assuming, for purposes of such calculation, that all such 2019 Warrants are validly exercised pursuant to Section 3(b)(i) thereof in exchange for the maximum number of Warrant Exercise Units issuable thereunder at the time of such election), in each case subject to adjustment for unit splits, reverse splits and similar transactions applicable to the Class D Preferred Units, any Class D Parity Securities held by the EIG Group or the Common Units, as applicable.

(c)           The following defined terms shall be deleted in their entirety from Section 1.01: Class A Preferred Units, Class A Preferred Units Closing Date, Class A Preferred Unit Purchase

Agreement, Conversion Rate, Highstar, Highstar Board Representation and Observation Rights Agreement, Highstar Group, Highstar Purchasers, Highstar Representative and Warrants.

(d)           The following defined terms will be added to Section 1.01:

“2019 Warrants” means the rights to purchase common units representing limited partner interests in the Partnership pursuant to the terms of those certain warrant agreements, dated as of the Class D Preferred Units Closing Date.

“Board Representation Rights Agreement” shall have the meaning set forth in the recitals.

“Class D Parity Securities” shall have the meaning assigned to such term in the Partnership LP Agreement.

“Class D Preferred Unit Purchase Agreement” means that certain Class D Preferred Unit and Warrant Purchase Agreement, dated July 2, 2019, by and between the Partnership and the purchasers named on the signature pages thereto.

“Class D Preferred Units” means Class D Preferred Units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership LP Agreement.

“Class D Preferred Units Closing Date” means the date on which the purchase and sale of Class D Preferred Units and 2019 Warrants to the EIG Purchasers is consummated pursuant to the Class D Preferred Unit Purchase Agreement.

“EIG” shall have the meaning set forth in the recitals of this Amendment.

“EIG Group” means each of the EIG Purchasers and their respective Affiliates.  Notwithstanding anything contained to the contrary herein, for purposes of this Agreement (a) the direct or indirect equity owners, including any limited partners, of EIG or its Affiliates (collectively, the “EIG Investors”), shall be considered an Affiliate of each EIG Purchaser; (b) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by EIG or any EIG Investor, shall be considered an Affiliate of each EIG Purchaser and EIG; and (c) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by an EIG Purchaser or any of its Affiliates, or the direct or indirect equity owners, including limited partners of an EIG Purchaser or any of its Affiliates, shall be considered an Affiliate of such EIG Purchaser.

“EIG Management” shall have the meaning set forth in the recitals of this Amendment.

“EIG Purchasers” shall have the meaning set forth in the recitals of this Amendment.

“EIG Representative” shall have the meaning set forth in Section 9.02(b)(iv).

“FS” shall have the meaning set forth in the recitals of this Amendment.

“Warrant Exercise Units” means Partnership Units issuable upon exercise of the 2019 Warrants.

(e)           The second sentence of Section 4.01(b) shall be deleted in its entirety and replaced with the following:

Notwithstanding any other provision of this Agreement, a Designating Member’s right to designate a Representative, as provided in Section 9.02(b), shall not be assigned or Transferred (including in a Permitted Transfer) except as part of a Transfer permitted under the terms of this Agreement to one Transferee holding a number of Units constituting an Ownership Percentage of not less than ten percent (10%) provided that such Designating Member expressly elects in writing delivered to the Company prior to such Transfer that such Designating Member will Transfer such right to designate a Representative to such Transferee in connection with such Transfer; provided, however, (i) in no event shall EMG I be entitled to Transfer their rights to designate Representatives and (ii) EIG (or its permitted transferee) shall be entitled to Transfer its right to designate the EIG Representative in accordance with the terms of the Board Representation Rights Agreement without reference to this Section 4.01(b).

(f)            Section 9.02(b)(iv) shall be deleted in its entirety and replaced with the following:

(iv)          EIG shall be entitled to designate up to one natural person to serve on the Board (any such Director designated by EIG pursuant to this Section 9.02(b)(iv), an “EIG Representative”). The EIG Representative as of the date hereof is set forth on Exhibit B.

(g)           The first sentence of Section 9.02(c) shall be deleted in its entirety and replaced with the following:

(c)           For so long as each Designating Member is permitted to designate a Representative in accordance with Section 9.02(b), each Designating Member (other than EMG I and EIG) shall be permitted to designate up to two natural persons to serve as observers to the Board, and for so long as Frank Mapel holds the Requisite Ownership Threshold, he shall be permitted to serve as an observer to the Board (each, a “Board Observer”).

(h)           The first sentence of Section 9.02(d)(i) shall be deleted in its entirety and replaced with the following:

(i)            Each Representative may be removed and replaced, with or without cause, at any time by the Designating Member that designated him or her, in such Designating Member’s sole discretion, but may not be removed or replaced by any other means, except as set forth in Section 9.02(b)(vi).

(i)            A new Section 9.10 is inserted as follows:

Section 9.10          Actions Subject to Partnership LP Agreement.

Notwithstanding anything contained in this Agreement to the contrary, the Company (whether acting through the Board or otherwise) shall not have the authority to cause any member of the Partnership Group to take any action (or fail to take any action) that requires the consent of the holders of Class D Preferred Units or the holders of any Class D Parity Securities that are issued following the date of this Agreement pursuant to the terms and conditions of the Partnership LP Agreement (as amended as of the date of this Agreement) without first obtaining such consent in compliance with the Partnership LP Agreement.

(j)            Section 16.02(a) shall be deleted in its entirety and replaced with the following:

(a)           Except as provided in Section 16.02(b), (i) this Agreement shall not be altered modified or changed except by an amendment approved by Members owning (in the aggregate) 80% or more of the outstanding Units; provided, however, that no amendment to this Agreement may (A) enlarge the obligations of (including requiring any Member to make additional Capital Contributions to the Company) any Member, (B) disproportionately and adversely alter the method of division of Profits and Losses or a method of distributions made to a Member, (C) restrict a Designating Member’s ability, if any, to designate Representatives, (D) amend, alter or delete Sections 9.02(b)(iv), 9.02(b)(vi), 9.02(d) or 9.02(e), or any other provision of this Agreement, which amendment, alteration or deletion (other than in respect of Sections 9.02(b)(iv), 9.02(b)(vi), 9.02(d) or 9.02(e)) would have an adverse effect on the rights of EIG, in each case without the consent of EIG or (E) adversely affect a Member’s right to be indemnified by the Company, unless, in each case, such amendment shall have been approved by the Member or Members so affected, and (ii) any amendment not described in subclause (i) above that would have a material adverse effect on the rights or preferences of any Member in relation to other Members must be approved by such Members holding not less than a majority of the outstanding Membership Interests of the group affected.

(k)           Exhibit B of the Agreement shall be amended to add [   ] as the EIG Representative.

(l)            Section 16.09 is hereby amended and restated in its entirety as follows:

Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee, and (b) the holders of Class D Preferred Units shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to Section 9.10.

Section 2.01          Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.

Section 3.01          Ratification. Except as expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions of the Agreement shall remain in full force and effect.

Section 4.01          Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows.]

IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Amendment on behalf of the Members pursuant to the written consent adopted by the Members on [   ], 2019, to be effective as of the date first set forth above.

NGL ENERGY HOLDINGS LLC

By:
Name:	H. Michael Krimbill
Title:	Chief Executive Officer

[Signature Page to Amendment No. 4 to the Third Amended and Restated LLC Agreement]